FOR IMMEDIATE RELEASE                                              Exhibit 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tamara.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT
AT SEVERAL JUNE INVESTOR CONFERENCES

MINNEAPOLIS- (May 31, 2006) - Select Comfort Corporation (NASDAQ:SCSS), the nation's leading bed retailer and creator of the Sleep Number® bed, today announced that it will be presenting at several investor conferences in June, beginning with the 26th Annual Piper Jaffray Consumer Conference on Tuesday, June 6, at 11:30 a.m. Eastern Time in New York.

In addition, Select Comfort will be presenting at the Morgan Stanley Small Cap Executive Conference on Thursday, June 15, at 11:15 a.m. Eastern Time in New York, and again at the NASDAQ 17th Investor Program on Wednesday, June 21, at 6 a.m. Eastern Time (11 a.m. Greenwich Mean Time) in London, England. Select Comfort also will be meeting with investors at the Craig-Hallum Institutional Investor Conference in Minneapolis on June 8.

Select Comfort will provide a live webcast link on the Investor Relations section of its website at www.selectcomfort.com . A replay of the company's presentations also will be available through the Investor Relations section of the company's website. Please check there for more information.

About Select Comfort

Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005.

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